UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 2054

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485 Route 1 South Building F, Suite 320 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2022 (“Effective Date”), upon the recommendation of its Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board of Directors (the “Board”) of Outlook Therapeutics, Inc. (the “Company”) increased the size of the Board from nine (9) to ten (10) members, and effective upon the Effective Date, appointed Dr. Julia A. Haller to fill the newly created vacancy, with Dr. Haller to serve on the Board as a Class II director until the Company’s 2024 annual meeting of stockholders, until her successor has been duly elected and qualified, or until her earlier death, resignation or removal. Based upon the further recommendation of its Nominating Committee, the Board, effective upon the Effective Date, appointed (i) Dr. Haller to serve as a member of the Nominating and Corporate Governance Committee, replacing Randy Thurman. Randy Thurman will continue to serve as a member of the Board and on any other respective committees of the Board to which he is appointed, for his respective terms. Dr. Haller was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person.

Dr. Haller will receive compensation as non-employee directors in accordance with the Company’s non-employee director compensation policy that took effect on October 1, 2019 and as amended October 1, 2020, as described in the Company’s definitive proxy statement for the 2022 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on January 27, 2022. Pursuant to the automatic grant program under such policy, Dr. Haller was granted an option to purchase 25,000 shares of the Company’s common stock under the Company’s 2015 Equity Incentive Plan, which vests annually over three-years, subject to Dr. Haller’s continuous service through the applicable vesting dates, and acceleration in the event of a change of control as defined in the plan. Such option grants have an exercise price of $1.15 per share (the closing sales price of the Company’s common stock on August 11, 2022 as reported on The Nasdaq Capital Market) and a term of 10 years, subject to earlier termination for cessation of continuous service.

In connection with the aforementioned appointments to the Board, the Company entered into its standard indemnification agreement, which form indemnity agreement is filed as Exhibit 10.12 to the Company’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on January 15, 2016 with Dr. Haller, which requires the Company, under the circumstances and to the extent provided for therein, to indemnify the indemnitee to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by her as a result of either of her being made a party to certain actions, suits, investigations and other proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: August 15, 2022	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer